Exhibit 16(c)(xxvi)

Preliminary Valuation Presentation Prepared for Savanna Special Committee June 2024 PRELIMINARY – DRAFT AND CONFIDENTIAL Regarding Project Impact [****] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities Exchange Commission.

1. Situation Overview 2. Management Projections 3. Preliminary Savanna Valuation Appendix – Preliminary Discounted Cash Flow Analysis – Preliminary Valuation Support – Historical EBITDA Estimate Revisions Table of Contents

1. Situation Overview

Process Overview

- **02/12/21:** Savanna and Falcon Capital Acquisition Corp. reached agreement to combine; expected to have an initial enterprise value of $3.9bn
- **07/01/21:** Closed business combination with Falcon Capital Acquisition Corp.
- **08/10/22:** Savanna initiated a strategic review of its non-enterprise businesses to enhance shareholder value, which management and the Board of Directors did not believe was reflected in the share price at that time
- **05/31/23:** Savanna announced that its Board of Directors completed the strategic review process initiated in August 2022
  - After evaluating several alternatives with the support of advisors, the Board unanimously concluded that the best way to maximize value for shareholders was to continue executing on the Company's strategic plan to drive growth and efficiencies across its business channels
  - Simultaneously, the Board of Directors re-authorized a $50mm stock repurchase program
- **10/12/23:** The Company received an unsolicited preliminary non-binding proposal from Claritas Capital to acquire the Company for cash consideration of between $1.35 and $1.80 per share
- **03/12/24:** Savanna announced that it has been evaluating a range of options including a potential sale of the Company, as well as a reevaluation of potential carveout divestitures and an assessment of Savanna's strategic direction and continuation as a standalone public company
  - At this time, Savanna disclosed that it has been interacting with interested parties, and the Board of Directors formed a special committee of independent directors to evaluate multiple proposals for a potential sale transaction and alternatives thereto
- **04/29/24 – 05/01/24:** The Company received four proposals:
  - [Altaris] submitted a proposal to acquire the business for $1.35 per share
  - *[Party A]* submitted a proposal to acquire the business for $1.22 per share
    - Alternatively, to partner with a third party to acquire the Enterprise business for $0.42 per share or to partner with a third party to acquire both the Enterprise and Life Sciences businesses at an unspecified price
  - *[Party B]* submitted a proposal to acquire the business for $1.50 – $1.60 per share
  - *[Party C]* submitted a proposal to acquire the business for a per share consideration based on an enterprise value of $450mm
- **06/10/24:** The Company received offers from [Altaris] and *[Party A]* for $1.375 and $1.380 per share for the entire company, respectively
- **06/18/24:** [Altaris] and *[Party A]* revised their bids, offering $1.425 and $1.450 per share for the entire company, respectively

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5 Public Market Overview (1) Consists of 359.197mm basic shares outstanding (per management as of 06/18/24), 18.712mm public warrants priced at $0.02 per Black–Scholes calculation provided by management, 12.119mm RSUs vested or expected to vest, 23.856mm RSUs/PSUs that vest upon change in control (as of 09/30/24), 0.292mm inducement grants, and options vesting at various strike prices accounted for using the Treasury Stock Method based on Savanna’s stock price as of 06/18/24. (2) Includes $50mm Series A Convertible Preferred aggregate liquidation preference (5.000mm Units which convert to common stock on a 1:1 basis at $10.00 per share entirely held by Elevance Health, Inc. (ELV)). (3) Includes $0.586mm of long-term debt associated with a senior secured revolving credit facility with Wells Fargo. (4) Management’s estimated cash balance as of valuation date of 09/30/24. (5) Capital IQ research estimates. (6) 2023A P&L adjusted to account for contract termination with Elevance. (7) Multiples reflect enterprise value assuming Series A received liquidation preference. “NM” denotes EBITDA multiples >50.0x. Note: $ in millions, except per share data. Source(s): Capital IQ, Company website, press releases and filings as of 06/18/24. Current Valuation Trading Multiples Series A Series A Liq Pref. Converts Price Per Share (06/18/24) $0.80 $0.80 52 Week High: 1.80 1.80 52 Week Low: 0.48 0.48 Diluted Shares Outstanding (mm)(1) 396.229 401.229 Fully Diluted Market Cap: $317 $321 Plus: Preferred Liquidation Preference(2) 50 - Plus: Debt (03/31/24)(3) 1 1 Less: Cash & Equivalents (09/30/2024)(4) (87) (87) Enterprise Value: $281 $235 $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 Nov-20 Mar-21 Jul-21 Nov-21 Mar-22 Jul-22 Nov-22 Mar-23 Jul-23 Nov-23 Mar-24 Stock Price Performance $0.80 07/01/21: closed business combination with Falcon Capital Acquisition Corp. 11/10/21: announced third quarter 2021 financial results and operational highlights 11/09/23: appointed Brent Layton as next CEO; founder Jeff Arnold to serve as executive chairman 02/12/21: Savanna and Falcon Capital Acquisition Corp. reached agreement to combine; company expected to have an initial enterprise value of $3.9bn 08/11/21: entered home health market with acquisition of CareLinx 08/10/22: initiated a strategic review of its non-enterprise businesses 03/12/24: Savanna announced that is has been evaluating a range of options including a potential sale of the Company 10/12/23: received an unsolicited preliminary non-binding proposal from Claritas Capital to acquire the Company 05/31/23: concluded strategic review and announced share repurchase program PRELIMINARY – DRAFT AND CONFIDENTIAL Internal Mgmt. Projections 2023A⁽⁶⁾ 2024E 2025E 2024E 2025E Revenue $401 $394 $429 $416 $512 EV / Revenue⁽⁷⁾ 0.7x 0.7x 0.7x 0.7x 0.5x Adj. EBITDA 9 2 12 22 62 EV / EBITDA⁽⁷⁾ 31.9x NM 22.5x 13.1x 4.5x Analyst Consensus ⁽⁵⁾ [****]

Summary of Final Proposals Received

Proposals Shown in Two Scenarios: Series A Receives Liquidation Preference & Series A Converts to Common

	ALTARIS		[****] [****] [****]	
	Received on 6/14/24		*Received on 6/14/24*	
Offer Price Per Share	**$1.425**		**$1.450**	
Premium to Current ($0.80 as of 06/18/24)	78.1%		81.3%	
Premium to 30-day VWAP ($0.80 as of 06/18/24)	77.9%		81.0%	
	Series A Receives Liquidation Preference	**Series A Converts to Common**	**Series A Receives Liquidation Preference**	**Series A Converts to Common**
Implied Enterprise Value ($ in mm)[1]	**$538.5**	**$495.6**	**$549.1**	**$506.4**
EV / 2024E Base Case Revenue	1.3x	1.2x	1.3x	1.2x
EV / 2025E Base Case Revenue	1.1x	1.0x	1.1x	1.0x
EV / 2024E Base Case Adj. EBITDA	25.0x	23.1x	25.5x	23.6x
EV / 2025E Base Case Adj. EBITDA	8.7x	8.0x	8.9x	8.2x
Implied Enterprise Value ($ in mm) at Current Offer Structure[1]	*At current structure, the implied enterprise value of **$538.5** reflects the Series A Convertible Preferred receiving consideration for the liquidation preference, per Altaris' assumption that the Series A Convertible Preferred remains outstanding following the closing of the transaction and will therefore have to be redeemed at par value in 2026*		*At current structure, the implied enterprise value of **$506.4** reflects the Series A Convertible Preferred converting to common stock, per [Party A] assumption that the the Series A convertible preferred stock is able to be cashed out in the Transaction on an as-converted basis*	
Financing Sources	- 100% equity for cash needs and insider shareholders, Claritas Capital and Jeff Arnold, rolling shares into NewCo		- Cash on balance sheet; no financing condition to the consummation of the Transaction	
Structure	- Purchase of the outstanding common stock of the company with insider rollover (Claritas Capital and Jeff Arnold) and the Series A convertible preferred stock remaining outstanding		- Purchase of 100% of the outstanding shares of common stock on a fully-diluted basis (including the Series A convertible preferred stock on an as-converted basis)	
Assumptions	- Series A Convertible Preferred Stock remains outstanding following the closing of the Transaction - Participants in the Change in Control Plan to receive replacement equity awards for their unvested equity awards - All other non-vested equity awards to be canceled and replaced with a cash-based long-term incentive plan - Out-of-the-money options will be canceled for no consideration		- Series A convertible preferred stock is able to be cashed out in the Transaction on an as-converted basis - Unvested equity awards are not accelerated (other than pursuant to pre-existing contractual acceleration rights)	
Timing	- Sign definitive transaction documentation within **5 days** after receiving formal feedback from the Special Committee		- Sign definitive transaction documentation as soon as June 17th	
Consideration for Shareholders	- 100% cash for non-rolling shareholders (~89% of total FDSO)		- 100% cash	

(1) Per management, assumes liquidation preference of $50mm, net debt of $86.2mm and fully diluted shares as of 9/30/24 using treasury stock method, including shares triggered by a change in control.

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2.Management Projections

8 Savanna Projections Per Management Income Statement (1) 2023A P&L adjusted to account for contract termination with Elevance. Note: $ in mm, except per share data. Source(s): Management projections, as of 06/18/24. 2023A 2024E 2025E 2026E 2027E Enterprise $200.1 $207.5 $283.0 $368.8 $436.4 Provider 119.3 122.9 137.8 150.1 159.8 Life Sciences 82.0 86.0 91.4 97.9 103.9 '23A - '24E '24E - '27E Add Back EBITDA (Warrant Revenue) (0.0) – – – – Growth Rate CAGR Total Revenue $401.3 $416.4 $512.3 $616.8 $700.1 3.7% 18.9% % Growth 3.7% 23.0% 20.4% 13.5% Enterprise $88.8 $88.7 $130.4 $171.5 $200.8 Provider 52.6 59.0 72.8 78.4 83.0 Life Sciences 42.3 44.2 47.2 50.3 53.4 '23A - '24E '24E - '27E Add Back EBITDA Adjustments (5.2) (1.2) (0.8) (0.8) (0.8) Growth Rate CAGR Total Gross Margin $178.5 $190.7 $249.6 $299.4 $336.4 6.8% 20.8% % Margin 44.5% 45.8% 48.7% 48.5% 48.0% Sales and Marketing ($57.3) ($50.1) ($54.7) ($58.5) ($65.6) General & Administrative (135.0) (127.3) (112.3) (122.7) (130.9) Product and Technology (69.4) (54.8) (55.3) (60.5) (64.4) Adjustments – (0.1) – – – Total Costs (Incl. Allocations) ($261.8) ($232.3) ($222.3) ($241.7) ($260.9) EBITDA (as defined) ($83.3) ($41.6) $27.2 $57.7 $75.5 % Growth NM NM 111.9% 30.7% PRELIMINARY – DRAFT AND CONFIDENTIAL (1) [****]

9 Savanna Projections Per Management Adjusted EBITDA Walk (1) 2023A P&L adjusted to account for contract termination with Elevance. Note: $ in mm, except per share data. Source(s): Management projections, as of 06/18/24. PRELIMINARY – DRAFT AND CONFIDENTIAL Non-Allocated Adjustments Severance $5.2 $1.5 $1.0 $1.0 $1.0 Other Expenses (0.8) – – – – SBC 46.9 44.4 31.5 31.5 31.5 '23A - '24E '24E - '27E Other Non-Operating Expenses 40.7 17.2 2.0 2.0 2.0 Growth Rate CAGR Adjusted EBITDA $8.8 $21.5 $61.7 $92.2 $109.9 144.1% 72.3% % Growth 144.1% 187.0% 49.4% 19.2% (1) 2023A 2024E 2025E 2026E 2027E [****]

10 Enterprise Segment Projections Per Management Enterprise Segment Income Statement (1) 2023A P&L adjusted to account for contract termination with Elevance. Note: $ in mm, except per share data. Source(s): Management projections, as of 06/18/24. 2023A 2024E 2025E 2026E 2027E '23A - '24E '24E - '27E Growth Rate CAGR Enterprise Revenue $200.1 $207.5 $283.0 $368.8 $436.4 3.7% 28.1% % Growth 4% 36% 30% 18% Cost of Goods Sold ($111.3) ($118.8) ($152.6) ($197.3) ($235.5) Total Gross Margin $88.8 $88.7 $130.4 $171.5 $200.8 NM 31.3% % Margin 44% 43% 46% 46% 46% Less: Direct Overhead Costs (48.4) (47.8) (59.0) (66.7) (77.8) '23A - '24E '24E - '27E Less: Allocated Overhead (43.4) (31.7) (35.8) (39.3) (40.9) Growth Rate CAGR Adjusted EBITDA ($3.0) $9.2 $35.7 $65.5 $82.1 NM 107.5% PRELIMINARY – DRAFT AND CONFIDENTIAL (1) [****]

Preliminary Savanna Valuation Terms to be Provided in Updated Fairness Opinion Deck 3.

12 Overview of Preliminary Valuation Methodologies MTS did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, MTS’ analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view. Discounted Cash Flow (DCF) Comparable Public Companies Precedent M&A Transactions • Preliminary analysis of future unlevered free cash flows through 2027E • Cash flows discounted back to 09/30/24 using weighted-average cost of capital (WACC) calculations o 11% WACC based on comparable publicly traded companies; sensitized from 11% – 15% • Terminal value calculated by perpetual growth rate method – sensitized 2.0% - 3.0% • Per management, net debt of ($86.2mm) subtracted from implied enterprise value to calculate implied equity value and per share value on a fully diluted basis, including vested change in control shares as of 09/30/24 with Series A Preferred stock shown in two different cases: One with the liquidation preference of $50mm as a reduction to equity value and the other showing the Series A on an as-converted basis of 5.0mm additional common shares • Evaluation of comparable publicly traded provider, payor/employer & pharma-tech companies • Applies upper and lower quartile of 2024E Adjusted EBITDA multiples (11.7x – 18.5x) and upper and lower quartile of 2025E Adjusted EBITDA multiples (9.1x – 14.4x) from the comparable company set to Savanna’s 2024E Adjusted EBITDA of $21.5mm and 2025E Adjusted EBITDA of $61.7mm to arrive at implied enterprise value • Per management, net debt of ($86.2mm) subtracted from implied enterprise value to calculate implied equity value and per share value on a fully diluted basis, including vested change in control shares as of 09/30/24 with Series A Preferred stock shown in two different cases: One with the liquidation preference of $50mm as a reduction to equity value and the other showing the Series A on an as-converted basis of 5.0mm additional common shares • Evaluation of provider, payor/employer & pharma-tech precedent M&A transactions • Applies upper and lower quartile of Adjusted LTM EBITDA multiples (12.3x – 16.3x) from the precedent M&A transaction set to Savanna’s 2024E Adjusted EBITDA of $21.5mm to arrive at implied enterprise value • Per management, net debt of ($86.2mm) subtracted from implied enterprise value to calculate implied equity value and per share value on a fully diluted basis, including vested change in control shares as of 09/30/24 with Series A Preferred stock shown in two different cases: One with the liquidation preference of $50mm as a reduction to equity value and the other showing the Series A on an as-converted basis of 5.0mm additional common shares PRELIMINARY – DRAFT AND CONFIDENTIAL • The Special Committee is considering a whole company transaction thus all valuation methodologies are solely focused on the value of the company as a whole • As a result of prior discussions, the Special Committee determined that individual segment sale transactions came with a high degree of execution risk and unquantifiable considerations to splitting up the business • Accordingly, prior preliminary valuation analysis did include sum-of-the-parts (“SOTP”) valuation methodologies based on the Special Committee’s consideration of all strategic alternatives at that time, including the contemplation of individual segment sales

13 Management Assumptions of Financial Projections General – 2024E-2027E projection model provided by management – Valuation date as of 09/30/24 • 09/30/24 projected net debt of ($86.2mm), per Savanna management – 2023A P&L is adjusted to account for termination of contract with Elevance (~$40mm of revenue) Revenue and Expenses – Projections provided by Savanna management through 2027E Series A Shares – Preliminary valuation analysis considers two scenarios: one where Series A receives liquidation preference of $50mm and the other where the shares are converted to 5.00mm shares of common stock Net Working Capital – Projections provided by Savanna management through 2027E Capital Expenditures – Projections provided by Savanna management through 2027E Taxes – Corporate tax rate of 26.8% – NOL balance of $757mm as of YE ’23 provided by management, subject to 80% Section 382 limitation, using midpoint of offer values Terminal Value – Calculated via perpetual growth rate method and sensitized from 2.0% to 3.0% WACC – 11% based on comparable publicly traded companies and sensitized up to 15% given high execution risk of the Enterprise business segment PRELIMINARY – DRAFT AND CONFIDENTIAL [****]

14 Summary of Preliminary Valuation Analysis Implied Enterprise Value of Savanna’s Consolidated Business PRELIMINARY – DRAFT AND CONFIDENTIAL (1) LTM trading range for informational purposes only. (2) Per share values are based on equity value and include the $86.8mm in estimated cash per management as of 09/30/24, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company (per management as of 06/18/24); Consists of 359.196mm basic shares outstanding (per management as of 06/18/24) and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. Per share values rounded to the nearest $0.05, except for market data over selected trading dates, implied per share offer values and current share price. Enterprise value ranges rounded to the nearest ten million, except for market data over selected trading dates and current equity values. Source(s): Management projections and Capital IQ, as of 06/18/24. Assumes Series A Receives Liquidation Preference WholeCo Discounted Cash Flow WholeCo Trading Comps WholeCo Txn. Comps LTM Trading Range(1) WACC // Terminal Growth Rate 2024E 2025E 2024E Metric 52-Wk Range EBITDA Multiple LTM EBITDA Multiple $0.48 - $1.80 WACC: 11% - 15% '24E Adj. EBITDA: $21.5 '25E Adj. EBITDA: $61.7 '24E Adj. EBITDA: $21.5 Terminal Growth Rate: 2% - 3% Multiple: 11.7x - 18.5x Multiple: 9.1x - 14.4x Multiple: 12.3x - 16.3x Enterprise Value Range $150 - $710 $430 - $700 $250 - $400 $560 - $890 $260 - $350 Per Share Value Range(2) $0.48 - $1.80 $1.15 - $1.75 $0.75 - $1.10 $1.45 - $2.20 $0.75 - $1.00 $150 $430 $250 $560 $260 $710 $700 $400 $890 $350 $- $200 $400 $600 $800 $1,000 Implied Enterprise Value Current EV: $281mm ($0.80/share) Implied Offer Value: High: $549mm Low: $539mm

15 Summary of Preliminary Valuation Analysis Implied Share Price of Savanna’s Consolidated Business PRELIMINARY – DRAFT AND CONFIDENTIAL (1) LTM trading range for informational purposes only. (2) Per share values are based on equity value and include the $86.8mm in estimated cash per management as of 09/30/24, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company (per management as of 06/18/24); Consists of 359.196mm basic shares outstanding (per management as of 06/18/24) and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. Per share values rounded to the nearest $0.05, except for market data over selected trading dates, implied per share offer values and current share price. Enterprise value ranges rounded to the nearest ten million, except for market data over selected trading dates and current equity values. Source(s): Management projections and Capital IQ, as of 06/18/24. WholeCo Discounted Cash Flow WholeCo Trading Comps WholeCo Txn. Comps LTM Trading Range(1) WACC // Terminal Growth Rate 2024E 2025E 2024E Metric 52-Wk Range EBITDA Multiple LTM EBITDA Multiple $0.48 - $1.80 WACC: 11% - 15% '24E Adj. EBITDA: $21.5 '25E Adj. EBITDA: $61.7 '24E Adj. EBITDA: $21.5 Terminal Growth Rate: 2% - 3% Multiple: 11.7x - 18.5x Multiple: 9.1x - 14.4x Multiple: 12.3x - 16.3x Enterprise Value Range $150 - $710 $430 - $700 $250 - $400 $560 - $890 $260 - $350 Per Share Value Range(2) $0.48 - $1.80 $1.15 - $1.75 $0.75 - $1.10 $1.45 - $2.20 $0.75 - $1.00 $0.48 $1.15 $0.75 $1.45 $0.75 $1.80 $1.75 $1.10 $2.20 $1.00 $- $0.50 $1.00 $1.50 $2.00 $2.50 Implied Per Share Price Current Share Price: $0.80 ($281mm EV) Assumes Series A Receives Liquidation Preference Implied Per Share Offer Value: High: $1.450 Low: $1.4250

16 Summary of Preliminary Valuation Analysis Implied Enterprise Value of Savanna’s Consolidated Business PRELIMINARY – DRAFT AND CONFIDENTIAL (1) LTM trading range for informational purposes only. (2) Per share values are based on equity value and include the $86.8mm in estimated cash per management as of 09/30/24, $0.5mm in debt (per management as of 06/18/24); Consists of 359.196mm basic shares outstanding (per management as of 06/18/24), 5.0mm Series A Preferred Shares converted to common and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. Per share values rounded to the nearest $0.05, except for market data over selected trading dates, implied per share offer values and current share price. Enterprise value ranges rounded to the nearest ten million, except for market data over selected trading dates and current equity values. Source(s): Management projections and Capital IQ, as of 06/18/24. Assumes Series A Converts to Common Stock WholeCo Discounted Cash Flow WholeCo Trading Comps WholeCo Txn. Comps LTM Trading Range(1) WACC // Terminal Growth Rate 2024E 2025E 2024E Metric 52-Wk Range EBITDA Multiple LTM EBITDA Multiple $0.48 - $1.80 WACC: 11% - 15% '24E Adj. EBITDA: $21.5 '25E Adj. EBITDA: $61.7 '24E Adj. EBITDA: $21.5 Terminal Growth Rate: 2% - 3% Multiple: 11.7x - 18.5x Multiple: 9.1x - 14.4x Multiple: 12.3x - 16.3x Enterprise Value Range $100 - $660 $430 - $700 $250 - $400 $560 - $890 $260 - $350 Per Share Value Range(2) $0.48 - $1.80 $1.25 - $1.85 $0.85 - $1.20 $1.55 - $2.25 $0.85 - $1.10 $100 $430 $250 $560 $260 $660 $700 $400 $890 $350 $- $200 $400 $600 $800 $1,000 Implied Enterprise Value Current EV: $235mm ($0.80/share) Implied Offer Value: High: $506mm Low: $496mm

17 Summary of Preliminary Valuation Analysis Implied Share Price of Savanna’s Consolidated Business PRELIMINARY – DRAFT AND CONFIDENTIAL Assumes Series A Converts to Common Stock (1) LTM trading range for informational purposes only. (2) Per share values are based on equity value and include the $86.8mm in estimated cash per management as of 09/30/24, $0.5mm in debt (per management as of 06/18/24); Consists of 359.196mm basic shares outstanding (per management as of 06/18/24), 5.0mm Series A Preferred Shares converted to common and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. Per share values rounded to the nearest $0.05, except for market data over selected trading dates, implied per share offer values and current share price. Enterprise value ranges rounded to the nearest ten million, except for market data over selected trading dates and current equity values. Source(s): Management projections and Capital IQ, as of 06/18/24. WholeCo Discounted Cash Flow WholeCo Trading Comps WholeCo Txn. Comps LTM Trading Range(1) WACC // Terminal Growth Rate 2024E 2025E 2024E Metric 52-Wk Range EBITDA Multiple LTM EBITDA Multiple $0.48 - $1.80 WACC: 11% - 15% '24E Adj. EBITDA: $21.5 '25E Adj. EBITDA: $61.7 '24E Adj. EBITDA: $21.5 Terminal Growth Rate: 2% - 3% Multiple: 11.7x - 18.5x Multiple: 9.1x - 14.4x Multiple: 12.3x - 16.3x Enterprise Value Range $100 - $660 $430 - $700 $250 - $400 $560 - $890 $260 - $350 Per Share Value Range(2) $0.48 - $1.80 $1.25 - $1.85 $0.85 - $1.20 $1.55 - $2.25 $0.85 - $1.10 $0.48 $1.25 $0.85 $1.55 $0.85 $1.80 $1.85 $1.20 $2.25 $1.10 $- $0.50 $1.00 $1.50 $2.00 $2.50 Implied Per Share Price Current Share Price: $0.80 ($235mm EV) Implied Per Share Offer Value: High: $1.450 Low: $1.4250

Appendix Preliminary Discounted Cash Flow Analysis Preliminary Valuation Support

Preliminary Discounted Cash Flow Analysis

20 Preliminary Discounted Cash Flow Analysis Projects per Savanna Management (1) 2023A P&L adjusted to account for contract termination with Elevance. Note: $ in mm, except per share data. Cash flows discounted back to 09/30/24 and a weighted average cost of capital of 11%. Source(s): Management projections and Capital IQ, as of 06/18/24. PRELIMINARY – DRAFT AND CONFIDENTIAL 2023A 2024E 2025E 2026E 2027E Adjusted EBITDA $8.8 $21.5 $61.7 $92.2 $109.9 Less: D&A (61.2) (50.3) (36.8) (27.3) (25.3) Adjusted EBIT ($52.4) ($28.8) $24.9 $64.9 $84.6 Less: Tax Expense – (6.7) (17.4) (22.7) Plus Tax Savings from NOLs – 5.3 5.7 5.7 Plus: D&A 50.3 36.8 27.3 25.3 Less: Δ in Net Working Capital (11.2) (3.5) (10.4) (7.6) Less: Capital Expenditures (23.4) (23.7) (24.3) (24.7) Projected Free Cash Flow ($13.1) $33.2 $45.8 $60.7 WACC: 11.0% PV of UFCF ($3.2) $30.7 $38.2 $45.5 Terminal Value Perpetual Growth Rate 2.5% Terminal Value $731.7 Terminal Value Perpetual Growth Rate Implied EBITDA Exit Multiple 6.7x 2.0% 2.5% 3.0% 11.0% $627.3 $660.3 $697.5 NPV of UFCF $111.2 WACC 13.0% 509.5 530.7 554.0 PV of Terminal Value 549.2 15.0% 428.0 442.7 458.5 Enterprise Value $660.3 (1) [****]

Preliminary Valuation Support

22 (1) Includes any preferred equity and non-controlling interests. (2) Given financial year end in January, 2023 actuals represent the period between February 2023 and January 2024, 2024 projections represent the period between February 2024 and January 2025, and 2025 projections represent the period between February 2025 and January 2026. (3) Net debt does not include Seller Earnouts. (4) Given financial year end in June, 2023 actuals represent the period between July 2023 and June 2024, 2024 projections represent the period between July 2024 and June 2025, and 2025 projections represent the period between July 2025 and June 2026. (5) Given financial year end in February, 2023 actuals represent the period between March 2023 and February 2024, 2024 projections represent the period between March 2024 and February 2025, and 2025 projections represent the period between March 2025 and February 2026. Note: $ in mm, except per share data. Companies sorted by market capitalization as of 06/18/24. Enterprise Value includes non-controlling interest and preferred equity. Source(s): Capital IQ and Company websites and filings as of 06/18/24. PRELIMINARY – DRAFT AND CONFIDENTIAL Share Price Equity Net Debt / Ent. EV / EBIT DA Com pany Nam e 06/18/24 Mkt. Cap. Other(1) Value 2024E 2025E HealthEquity $84.74 $7,702 $851 $8,552 19.0x 15.9x R1 RCM 12.52 5,457 2,103 7,560 11.7x 9.8x Alight 7.37 4,319 2,540 6,859 8.8x 8.0x Evolent 22.07 2,597 627 3,224 13.0x 10.1x Progyny 25.73 2,467 (372) 2,095 9.6x 8.0x Craneware 29.06 1,039 (5) 1,035 18.0x 16.8x HealthStream 27.60 857 (84) 773 11.7x 11.0x Definitive Healthcare 5.54 694 293 987 11.9x 11.0x Accolade 6.15 515 (26) 489 28.8x 13.4x Health Catalyst 6.34 406 (98) 309 12.5x 8.3x OptimizeRx 10.82 206 21 226 19.5x 15.4x Upper Quartile 18.5x 14.4x Mean 15.0x 11.6x Median 12.5x 11.0x Lower Quartile 11.7x 9.1x Preliminary Selected Comparable Public Companies Provider, Payor/Employer & Pharma-Tech Comparables (2) (3) (4) (5)

23 TEV as a multiple of Date Ann. Target Acquiror TEV ($mm) LTM EBITDA 09/05/23 NextGen Healthcare Thoma Bravo 1,790 14.3x 11/01/22 Benefitfocus Voya Financial 570 13.9x 10/03/22 bswift Francisco Partners 735 14.7x 06/21/22 Convey Health Solutions TPG 1,072 16.3x 06/16/22 LifeWorks TELUS 2,097 16.3x 04/05/22 Tivity Health Stone Point Capital 1,921 12.5x 01/06/21 Change Healthcare Optum 13,008 12.3x 10/27/20 Health Advocate Teleperformance 690 13.8x 12/20/19 Care.com IAC 487 17.3x 07/24/17 WebMD KKR 2,675 11.7x 10/21/16 Everyday Health Ziff Davis 467 10.7x All Transactions (n=11) Upper Quartile $2,097 16.3x Mean 2,319 14.0x Median 1,072 13.9x Lower Quartile 570 12.3x Note: $ in mm. Deals sorted by announcement date. Assumes private companies were acquired on a debt free, cash free basis. Source(s): Capital IQ and Company websites and filings as of 06/18/24. PRELIMINARY – DRAFT AND CONFIDENTIAL Preliminary Selected Precedent Transactions Provider, Payor/Employer & Pharma-Tech Transactions

Preliminary WACC Analysis

Company	Price	Equity Value	Total Debt	Total Cap.	Debt / Cap.	D/E Ratio	Tax	Beta Levered	Beta Unlevered	Debt Cost
HealthEquity	$84.74	$7,702	$1,101	$8,803	13%	0.1x	25.7%	(0.05)	(0.05)	5.3%
R1 RCM	12.52	5,457	2,281	7,738	29%	0.4x	25.7%	0.70	0.53	6.8%
Alight	7.37	4,319	2,787	7,106	39%	0.6x	30.5%	1.40	0.97	4.6%
Evolent	22.07	2,597	611	3,208	19%	0.2x	27.0%	1.16	0.99	7.6%
Progyny	25.73	2,467	-	2,467	0%	0.0x	28.3%	1.54	1.54	NM
Craneware	29.06	1,039	59	1,099	5%	0.1x	25.0%	(0.02)	(0.02)	8.1%
HealthStream	27.60	857	-	857	0%	0.0x	27.5%	0.63	0.63	NM
Definitive Healthcare	5.54	694	253	947	27%	0.4x	29.0%	2.13	1.69	6.0%
Accolade	6.15	515	211	726	29%	0.4x	21.0%	2.29	1.73	1.2%
Health Catalyst	6.34	406	230	636	36%	0.6x	25.7%	2.51	1.76	3.2%
OptimizeRx	10.82	206	36	242	15%	0.2x	29.0%	2.41	2.15	16.7%
All companies (n=11)										
Top Quartile					8.9%	0.1x	25.7%	0.66	0.58	4.6%
Mean					**19.3%**	**0.3x**	**26.7%**	**1.34**	**1.08**	**6.6%**
Median					**19.0%**	**0.2x**	**27.0%**	**1.40**	**0.99**	**6.0%**
Bottom Quartile					29.3%	0.4x	28.6%	2.21	1.71	7.6%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt Capital	19.0%	6.0%	4.4%	0.8%
Equity Capital	81.0%	12.3%	12.3%	9.9%
Assumed Tax Rate	26.8%		**Implied WACC**	**10.8%**

Cost of Equity Calculation	
Unlevered Beta	0.99
Levered Beta	1.16
Normalized Risk-Free Rate[2]	4.5%
Equity Market Risk Premium[3]	5.0%
Company Size Premium[4]	2.0%
Cost of Common Equity	**12.3%**

(1) 2-year weekly historical beta.
(2) Current 20-year US Treasury Spot yield used as a proxy for normalized long-term risk-free rate.
(3) Expected Equity Risk Premium (ERP) per Kroll report as of Jun '24.
(4) Per Kroll CRSP report as of Dec '23. Size premium represents companies with market caps between $213mm and $555mm.
Note: $ in mm, except per share data. Companies sorted by market capitalization as of 06/18/24.
Source(s): Capital IQ and Company websites and filings as of 06/18/24.

MTS

PRELIMINARY – DRAFT AND CONFIDENTIAL

24

Historical EBITDA Estimate Revisions

26 Historical EBITDA Estimate Revisions PRELIMINARY – DRAFT AND CONFIDENTIAL (1) Beginning in Sep '23, the company re-casted 2022 adjusted EBITDA following changes in their definition of adjusted EBITDA. Figures presented for FY 2022 are prior to the re-cast. (2) Guidance suspended in Q3 ’22 and again in 2024 while company awaits results of strategic review. (3) 2023 EBITDA does not adjust for contract termination with Elevance. Note: $ in mm. Source(s): Capital IQ, Company filings and press releases as of 06/18/24. Guidance vs. Analyst Estimates vs. Actuals (2021A – 2024E) 2022 EBITDA Estimate Revisions(1) $15.8 $33.0 – $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 7/29/21 11/29/21 3/29/22 7/29/22 11/29/22 2023 EBITDA Estimate Revisions $16.5 $23.5 – $20.0 $40.0 $60.0 $80.0 $100.0 1/5/22 5/5/22 9/5/22 1/5/23 5/5/23 9/5/23 Guidance Suspended(2) 2024 EBITDA Estimate Revisions (Year-to-Date) $1.9 $21.5 ($10.0) $10.0 $30.0 $50.0 $70.0 $90.0 $110.0 1/5/23 5/5/23 9/5/23 1/5/24 5/5/24 Guidance Suspended(2) Analyst Estimates Management Guidance Management Projections Actual Performance (3) [****]

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